===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.

                                  June 12, 2000
                Date of Report (Date of earliest event reported)


                            CCC GLOBALCOM CORPORATION
           (Name of Small Business Issuer as specified in its charter)

                  Nevada                              36-36939936
               ------------                         ---------------
        (State or other jurisdiction of             (I.R.S. employer
         incorporation or organization)            identification No.)

                           SEC File Number 33-30365-C
                          ----------------------------

               16350 Park Ten Place, Suite 241, Houston, TX 77084
              ----------------------------------------------------
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (281) 599-7878


                        Emerald Capital Investments, Inc.
                    536 North 100 West, Heber City, UT 84032
                -------------------------------------------------
          (Former name or former address, if changed since last report)

THIS AMENDED FORM 8-K IS FILED TO INCLUDE THE FINANCIAL  STATEMENTS  REQUIRED BY
ITEM 7.

Item 1.  Change in Control of Registrant

      As a result of the Merger and related actions described in Item 2 below, the Company's shareholders have elected two new directors and two of the previous directors resigned. The officers and directors of the Company are currently as follows:

            Ziad A. Hakim           CEO/President/Director
            Paul Licata             Vice President/Secretary/Director
            Douglas P. Morris       Director

      As a result of the Merger and related actions described in Item 2 below, there are currently 31,693,435 issued and outstanding. The following table sets forth information regarding shares of our Common Stock beneficially owned as of June 14, 2000 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by CCC Globalcom Corporation to beneficially own five percent or more of the outstanding shares of its common stock.

Name of                       Amount and Nature                   Percent of
Beneficial Owner              Beneficial  Ownership(1)              Class
-------------------------------------------------------------------------------

Ziad A. Hakim (2)                   15,500,000                      49%
Paul Licata (3)                      2,000,000                       6%
Douglas P. Morris (4)                3,683,813                      12%
CCC Communications, LTD.(5)          3,000,000                       9%
AMT Trading (5)                      7,000,000                      22%

(1)  Excludes  shares which may be issued upon the exercise of options  owned by
     the  above-referenced   persons  which  are  described  elsewhere  in  this
     Memorandum.

(2) Mr. Hakim is the owner of 5,500,000 of these shares. A total of 3,000,000 of these shares will be owned by CCC Communications, LTD., and 7,000,000 of these shares will be owned by AMT Trading, both of which companies are affiliates of Mr. Hakim.

(3) A total of 1,000,000 of these shares are owned by Paul Licata, P.C. and 1,000,000 of these shares are owned by 1999 DC Trust, both of which are affiliates of Mr. Licata.

(4) These shares are owned by Mr. Morris or his affiliates as follows: (i) Douglas P. Morris - 1,033,813 shares; (ii) Douglas P. Morris - IRA - 300,000 shares; (iii) Hyacinth Resources, Inc. - 1,350,000 shares; and (iv) H&M Capital Investment, Inc. - 3,400,000 Shares.

(5) These shares are also included in the shares attributed to Mr. Hakim (see footnote 2).

Item 2.   Acquisitions or Disposition of Assets

      On May 3, 2000, Emerald Capital Investments, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") to acquire CCC Globalcom, Inc.("CCC Texas") in a merger transaction. A copy of the Agreement was filed with the Securities and Exchange Commission as an attachment to a Form 8-K filed May 22, 2000.

      On June 9, 1999, a Special Meeting of the Company's Stockholders was held to consider and vote upon the following proposals:

1. A proposal to effect a 1-for-20 reverse split of the issued and outstanding shares of the Company's common stock.

2. A proposal to reincorporate the Company in the State of Nevada and in connection therewith to change the Company's name to CCC Globalcom Corporation.

3.    A  proposal  to  approve  an  Agreement  and Plan of Merger  (the  "Merger
      Agreement") between the Company and CCC Texas and the acquisition ("Merger") of CCC Texas by the Company.

4. Subject to stockholder approval of Proposal 3, to consider and vote upon the election of directors.

      All of the proposals were approved by the shareholders of the Company. On June 12, 2000, the following action was taken:

      o Pursuant to the terms of a reincorporation merger agreement, Articles of Merger were filed in the State of Nevada and a Certificate of Ownership and Merger was filed in the State of Delaware and in connection therewith:

            o the Company changed its domicile from the State Delaware to the State of Nevada;

            o the Company changed its name from Emerald Capital Investments, Inc. to CCC Globalcom Corporation; and

            o    the Company effected a 1-for-20 reverse stock split.

      o the Company (now named CCC Globalcom Corporation) acquired CCC Texas in a reverse triangular merger whereby Emerald Merger Sub, Inc., a wholly-owned subsidiary of the Company, merged into CCC Texas and all of the shares of common stock of CCC Texas were converted into 30,250,000 shares of the Company's common stock (calculated after the 1-for-20 reverse stock split);

      o the officers and directors of the Company prior to the Merger, resigned and the following persons were elected as directors of the
            Company: Ziad A. Hakim, Paul Licata and Douglas P. Morris.

      The Company files reports with the Securities  Exchange  Commission  under
Section 15(d) of the Securities Exchange Act of 1934, as amended and as a result, is not subject to the Proxy Rules. Therefore, no Proxy Statement was filed in connection with the transaction. However, attached hereto is a copy of the Proxy Statement distributed to the Company's stockholders.

Item 6.  Resignation of Registrant's Directors

      In connection with the Merger described it Item 2 above, Frank Ross and Henry Obartuch, resigned as officers and directors of the Company effective June 12, 2000. The resignations were pursuant to the terms of the Agreement and not as the result of any disagreement.

Item 7. Financial Statements and Exhibits

  Financial Statements.  The following financial statements are filed herewith:

  Proforma Financial Statement................................................6
  Emerald Capital Investments, Inc. - 12/31/99 Audited Financial Statements..11
  CCC Globalcom, Inc. - 12/31/99 Audited Financial Statements................24
  Ciera Network Systems, Inc. - 12/31/99 Audited Financial Statements........32


      Exhibits.

      No.         Description
     --------------------------------------------------------------------
      3.1         Articles of Incorporation - State of Nevada*
      3.2         Bylaws  - CCC Globalcom Corporation*
      99.1        Proxy Statement*
      99.2        Press Release*

*Previously filed

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 8, 2000               CCC GLOBALCOM CORPORATION.


                                    By /s/   Ziad A. Hakim
                                   -------------------------------------------
                                             Ziad A. Hakim, CEO/President

                          CCC Globalcom Corporation
                  Pro Forma Combined Financial Statements
                                (Unaudited)


The following unaudited pro forma combined balance sheet at June 30, 2000 and statements of operations for the six months ended June 30, 2000 and the year ended December 31, 1999 are presented as though the entities had been together since January 1, 1999 and aggregate the unaudited balance sheet and statement of operations at June 30, 2000 of CCC Globalcom Corporation (formerly Emerald Capital Investments, Inc.) (Emerald) as of June 30, 2000, and the unaudited balance sheet and statement of operations of CCC Globalcom, Inc. (CCC) as of June 30, 2000, giving effect to a transaction which was completed on June 9, 2000, wherein Emerald acquired CCC (the "Acquisition"). The business combination is treated as a recapitalization of Emerald with Emerald issuing common stock in exchange for all of the issued and outstanding shares of CCC. The following pro forma balance sheet and statements of operations used management assumptions as described in the notes and the historical financial information available at June 30, 2000. The financial statements of Emerald and CCC included in the December 31, 1999 pro forma operations statement were audited as of December 31, 1999. The format and amounts used in these pro forma financial statements are based on those financial statements.

The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of operations which might have existed for the period indicated or the results of operations as they may be now or in the future.

                                                      CCC GLOBALCOM, INC.

                                         Pro Forma Combined Balance Sheet
                                                June 30, 2000 (Unaudited)
------------------------------------------------------------------------------

                                                   Emerald
                                        CCC        Capital     Pro Forma
                                     Globalcom,  Investments,  Increase    Pro Forma
                                        Inc.        Inc.       (Decrease)  Combined
                                    ------------------------------------------------
Assets

Current assets:
  Cash                              $ 1,100,582   $   796      $   -      $1,101,378
  Accounts receivable                   430,057        -           -         430,057
  Inventory                                 375        -           -             375
  Prepaid expense                        14,250        -           -          14,250

     Total current assets             1,545,264       796          -       1,546,060

  Property, plant and equipment - net    94,522        -           -          94,522
  Intangible asset - net                465,510        -           -         465,510

     Total assets                   $ 2,105,296   $   796      $   -      $2,106,092


Liabilities and Stockholders' Equity


Current liabilities:
  Accounts payable                  $   287,325   $    -       $   -       $287,325
  Accrued liabilities                    39,132        -           -         39,132
  Notes payable                         308,650        -           -        308,650

     Total current liabilities          635,107        -           -        635,107

Long-term note payable                    8,025        -           -          8,025

     Total liabilities                  643,132        -           -        643,132

Stockholders' equity:
Common stock, 100,000,000 shares
  authorized, 31,693,435 shares
  issued and outstanding, $.001
  par value                               2,485       6,869      22,339       31,693
Paid-in capital                       2,471,514   2,633,596  (2,662,008)   2,443,102
Accumulated deficit                  (1,011,835) (2,639,669)  2,639,669   (1,011,835)
                                   ----------------------------------------------------
     Total stockholders' equity       1,462,164         796        -       1,462,960

     Total liabilities and
      stockholders' equity           $2,105,296     $   796    $   -      $2,106,092


                              CCC GLOBALCOM, INC.
                   Pro Forma Combined Statement of Operations
               For the Six Months Ended June 30, 2000 (Unaudited)
------------------------------------------------------------------------------

                                                   Emerald
                                        CCC        Capital     Pro Forma
                                     Globalcom,  Investments,  Increase    Pro Forma
                                        Inc.        Inc.       (Decrease)  Combined
                                    ------------------------------------------------
Operating revenues                   $ 625,636     $   -       $    -      $625,636
Cost of goods sold                     440,848         -            -       440,848
                                    ------------------------------------------------
     Gross margin                      184,788         -            -       184,788

General and administrative expense    (461,960)     (5,847)                (467,807)
                                    ------------------------------------------------
     Operating income (loss)          (277,172)     (5,847)                (283,019)

Other income (expense):
  Interest expense                      (4,409)        -            -        (4,409)
  Interest income                       (2,575)        -            -        (2,575)
  Other expense                          1,878         -            -         1,878
                                    ------------------------------------------------
     Loss before income taxes         (282,278)     (5,847)                (288,125)

Income tax benefit                        -            -            -          -
                                    ------------------------------------------------
     Net loss                        $(282,278)     (5,847)     $   -     $(288,125)
                                    ------------------------------------------------
Net loss per common share - basic and diluted                               $  (.01)
                                                                      --------------
Weighted average shares outstanding                                      30,892,335
                                                                      --------------

     The accompanying notes are an integral part of the pro forma combined financial statements

                               CCC GLOBALCOM, INC.
                   Pro Forma Combined Statement of Operations
                For the Year Ended December 31, 1999 (Unaudited)
------------------------------------------------------------------------------

                                                   Emerald
                                        CCC        Capital     Pro Forma
                                     Globalcom,  Investments,  Increase    Pro Forma
                                        Inc.        Inc.       (Decrease)  Combined
                                    ------------------------------------------------

Operating revenues                  $  51,301     $   -        $   -       $ 51,301
Cost of goods sold                     66,564         -            -         66,564
                                    ------------------------------------------------
     Gross margin                     (15,263)        -            -         15,263

General and administrative expense   (662,502)     (6,735)         -       (669,237)
                                    ------------------------------------------------
     Operating loss                  (677,765)     (6,735)                 (684,500)

Other income (expense):
  Other income                         32,006         -            -         32,006
  Other expense                       (91,092)        -            -        (91,092)
  Interest income                       7,293         -            -          7,293
                                    ------------------------------------------------
     Loss before income taxes        (729,558)     (6,735)                 (736,293)

Income tax benefit                        -           -            -           -
                                    ------------------------------------------------
     Net loss                       $(729,558)     (6,735)     $   -      $(736,293)
                                    ------------------------------------------------
Net loss per common share - basic and diluted                               $  (.02)
                                                                      --------------
Weighted average shares outstanding                                      30,592,687
                                                                      --------------

     The accompanying notes are an integral part of the pro forma combined financial statements

                Notes to Pro Forma Combined Financial Statements



(1) On June 9, 2000, CCC Globalcom Corporation (formerly Emerald Capital Investments, Inc.) (Emerald) merged in CCC Globalcom, Inc. (CCC) (a nonoperating entity which had previously merged in Ciera Network Systems, Inc. (Ciera) (the Operating Company) (the Acquiree) (collectively the Company). The terms of the agreement provide that the stockholders of the Acquiree received 30,250,000 shares (post reverse split) of Emerald common stock.

      The pro forma combined financial statements at June 30, 2000 and December 31, 1999 assume the acquisition of Emerald by the Acquiree, occurred January 1, 1999. Because the shares issued in the acquisition of the Acquiree represent control of the total shares of Emerald's common stock issued and outstanding immediately following the acquisition, the Acquiree is deemed for financial reporting purposes to have acquired Emerald in a reverse acquisition. The business combination has been accounted for as a recapitalization of Emerald giving effect to the acquisition of 100% of the outstanding common shares of the Acquiree. The surviving entity reflects the assets and liabilities of Emerald and the Acquiree at their historical book value and the historical operations of the Company is that of the Acquiree's. The issued common stock is that of Emerald and the accumulated deficit is that of the Acquiree.

(2) During the period ended June 30, 2000 the Company had a reverse stock split of 1 share for 20 shares. All earnings (loss) per share reflect the reverse stock split as if it had taken place January 1, 1999.


(3) The unaudited financial statements include the accounts of CCC Globalcom, Inc. and subsidiaries and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of June 30, 2000 and the results of operations and changes in financial position for the six months then ended. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the entire year.

(4) Loss per common share is based on the weighted average number of shares outstanding during the period.

                      INDEPENDENT AUDITORS' REPORT



To the Board of Directors and
Stockholders of Emerald Capital Investments, Inc.

We have audited the accompanying balance sheet of Emerald Capital Investments, Inc., (a development stage company) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1999 and 1998 and the cumulative amounts since December 29, 1995 (commencement of development stage). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Capital Investments, Inc. (a development stage company) as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and the cumulative amounts since December 29, 1995 (commencement of development stage), in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses that raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       TANNER + CO.


Salt Lake City, Utah
March 24, 2000

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 1999
------------------------------------------------------------------------------

         Assets

Current assets -
   cash                                                     $      6,643
                                                            ------------

            Total assets                                    $      6,643
                                                            ============

------------------------------------------------------------------------

         Liabilities and Stockholders' Equity

Current liabilities                                         $      -
                                                            ------------

Commitments                                                        -

Stockholders' equity:
   Common stock - $.001 par value. 100,000,000 shares
     authorized; 6,868,698 shares issued and outstanding           6,869
   Additional paid-in capital                                  2,633,596
   Accumulated deficit                                        (2,633,822)
                                                            ------------

            Total stockholders' equity                             6,643
                                                            ------------

            Total liabilities and stockholders' equity      $      6,643
                                                            ============






------------------------------------------------------------------------------
See accompanying notes to financial statements.

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                             Statement of Operations
                 Years Ended December 31, and Cumulative Amounts
------------------------------------------------------------------------
                                                             Cumulative
                                        1999        1998      Amounts
                                    ------------------------------------

Revenue                             $      -    $     -     $     -

Selling, general and administrative
 expense                                6,735      19,895      50,692
                                    ------------------------------------

    Loss from continuing operations    (6,735)    (19,895)    (50,692)
                                    ------------------------------------

Loss before income taxes               (6,735)    (19,895)     50,692

Income tax expense                         -          -           -
                                    ------------------------------------

         Net loss                   $  (6,735)   $(19,895)  $ (50,692)
                                    ====================================

         Net loss per share         $    (.00)   $   (.00)  $    (.00)
                                    ====================================




------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                 12

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                   Statement of Stockholders' Equity (Deficit)
               Period December 29, 1995 Through December 31, 1999
 ------------------------------------------------------------------------------


                              Common Stock     Additional
                          --------------------- Paid-In    Accumulated
                            Shares     Amount   Capital      Deficit      Total
                          -----------------------------------------------------

Balance January 1, 1996   5,808,698   $ 5,809  $2,600,656 $(2,583,130) $ 23,335

Net loss                       -         -         -          (10,597)  (10,597)
                          -----------------------------------------------------

Balance,
December 31, 1996         5,808,698     5,809   2,600,656  (2,593,727)   12,738

Net loss                       -         -         -          (13,465)  (13,465)
                          -----------------------------------------------------

Balance,
December 31, 1997         5,808,698     5,809   2,600,656  (2,607,192)    (727)

Common stock issued for
services                    800,000       800       7,200        -        8,000

Net loss                       -         -          -         (19,895)  (19,895)
                          -----------------------------------------------------

Balance,
  December 31, 1998       6,608,698     6,609   2,607,856  (2,627,087)  (12,622)

Common stock issued
  for cash                  260,000       260      25,740        -       26,000

Net loss                       -         -          -          (6,735)   (6,735)
                          -----------------------------------------------------

Balance,
 December 31, 1999        6,868,698  $  6,869  $2,633,596  $(2,633,822) $ 6,643
                        =======================================================


------------------------------------------------------------------------------
See accompanying notes to financial statements.

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)


                                              Statement of Cash Flows

        Years Ended December 31, 1999 and 1998 and Cumulative Amounts
------------------------------------------------------------------------------

                                                                   Cumulative
                                                1999       1998     Amounts
                                            ---------------------------------
Cash flows from operating activities:
   Net loss                                 $  (6,735)   $(19,895)  $(50,692)
   Adjustment to reconcile net loss to
     net cash used in operating activities:
      Common stock issued for services            -         8,000     8,000
      Decrease in accounts receivable             -          -       30,000
      Increase (decrease) in accounts payable (13,108)      5,108    (6,665)
                                            ---------------------------------

            Net cash used in
            operating activities              (19,843)     (6,787)  (19,357)
                                            ---------------------------------

Cash flows from investing activities              -          -          -
                                            ---------------------------------

Cash flows from financing activities-
   proceeds from issuance of common stock      26,000        -       26,000
                                            ---------------------------------

            Net cash provided by
            financing activities               26,000        -       26,000
                                            ---------------------------------


            Net increase in cash                6,157     (6,787)     6,643

Cash, beginning of period                         486      7,273        -
                                            ---------------------------------

Cash, end of period                         $   6,643   $    486   $  6,643
                                            =================================




------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                 14

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)

                                              Statement of Cash Flows
                                                            Continued

------------------------------------------------------------------------------





Supplemental disclosures of cash flow information:



                                          Years Ended
                                            December
                                    ------------------------ Cumulative
                                        1999        1998       Amounts
                                    ------------------------------------

Cash paid during the year for:

      Interest                      $     -     $      -    $      -
                                    ------------------------------------

      Income taxes                  $     -     $      -    $      -
                                    ------------------------------------





------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                 15

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                           December 31, 1999 and 1998
------------------------------------------------------------------------------


1.  Organization and Summary of Significant Accounting Policies

Organization
Emerald Capital Investments, Inc. (the Company) was organized under the laws of the state of Delaware on March 22, 1989. On January 10, 1994, the Company entered into an agreement whereby the Company issued 1,862,427 shares of its common stock for all of the issued and outstanding shares of Waste Reduction Technologies, Inc., (WRTI) and its wholly owned subsidiary Continental Tire Recycles, Inc. (CTR).


Effective December 29, 1995 the Company sold its common stock of WRTI. The Company ultimately received $30,000 cash from the sale of the WRTI stock. The purchaser was a company in which a shareholder and former officer of Emerald Capital Investments, Inc., is a part owner.


Effective with the sale of WRTI on December 29, 1995, the Company became a development stage company. The Company is considered a development stage Company as defined in SFAS No. 7. The Company has, at the present, time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


Loss Per Common Share
Loss per share of common stock is calculated based on the weighted average number of shares outstanding during each year and the period December 31, 1995 through December 31, 1999. Stock options were not included in the calculation of loss per share as the effect would be antidilutive.


------------------------------------------------------------------------------

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   Continued

------------------------------------------------------------------------------



1. Organization and Summary of Significant Accounting Policies (Continued)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. Going Concern

The accompanying financial statements of Emerald Capital Investments, Inc., have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of the Company to continue as a going concern. As shown in the statement of operations, the Company reported losses for the years ended December 31, 1999 and 1998, and has net cash outflows from operations.


The Company's continuation as a going concern is dependent upon its ability to develop sufficient cash flows for operations to meet its obligations. Management is seeking viable business opportunities and is contemplating potential strategies for financing the Company's operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



------------------------------------------------------------------------------

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                   (Continued)

------------------------------------------------------------------------------



3. Income Taxes

The income taxes computed at statutory rates differ from the amount in the financial statement as follows:


                                    Years Ended
                                   December 31,
                                ------------------- Cumulative
                                   1999     1998     Amounts
                                -----------------------------

Benefit for income taxes
  at statutory rates            $ 1,000  $  3,000   $  8,000
Change in valuation allowance    (1,000)   (3,000)    (8,000)
                                -----------------------------

                                $    -   $   -      $    -
                                =============================



The Company has a deferred tax asset, which consists of the net operating loss carryforwards of approximately $895,000. A valuation allowance has been established for the total amount of the deferred tax asset, due to the uncertainty of realization.


As of December 31, 1999, the Company had a net operating loss carryforward of approximately $2,634,000 available to offset future income for income tax reporting purposes. This amount begins to expire in 2004. The ability of the Company to utilize the net operating loss is dependent upon the tax laws in effect at the time such loss carryforwards can be utilized. The Tax Report Act of 1986 significantly limits the annual amount that can be utilized of these carryforwards as a result of a change in ownership.

4. Stock Options

Options
As of December 31, 1999 and 1998, the Company had 1,100,000 options outstanding to purchase shares of the Company's common stock. The options are exercisable at amounts of $.25 anytime prior to the expiration date. The options expire beginning at various dates through December 31, 2002.

Changes in stock options were as follows:


------------------------------------------------------------------------------

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------




                                                   Price Range
                                         Shares     Per Share
                                       -------------------------

1999
Granted                                    -       $     -
Expired or canceled                        -       $     -
Exercised                                  -       $     -
Total outstanding at December          1,100,000   $    .25
Total exercisable at December          1,100,000   $    .25

1998
Granted                                1,100,000   $    .25
Expired or canceled                    1,530,900   $    .25
Exercised                                  -       $     -
Total outstanding at December          1,100,000   $    .25
Total exercisable at December          1,100,000   $    .25



5. Earnings Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128) "Earnings Per Share," which requires companies to present basic earnings per share (EPS) and diluted earnings per share, instead of the primary and fully diluted EPS as previously required. The new standard also requires additional informational disclosures, and makes certain modifications to the previously applicable EPS calculations defined in Accounting Principles Board No. 15. The new standard is required to be adopted by all public companies for reporting periods ending after December 15, 1997, and requires restatement of EPS for all prior periods reported. During the year ended December 31, 1998, the Company adopted this standard.

5. Earnings Per Share

Financial accounting standards requires companies to present basic earnings per share (EPS) and diluted earnings per share along with additional informational disclosures. Information related to earnings per share is as follows:


------------------------------------------------------------------------------

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------




                                                         Cumulative
                                       Year Ended          Amounts
                                      December 31,          Since
                                     1999      1998      Inception
                                  -----------------------------------

Basic EPS
Net income available to
  common stockholders               $ (6,735)  $ (19,895)  $ (50,692)
                                  -----------------------------------

Weighted average
  common shares                    6,853,739   6,582,000   6,714,610
                                  -----------------------------------

Net income per share               $    (.00)      $(.00)       (.01)

                                  -----------------------------------

Diluted EPS:

Net income available to
  common stockholders              $  (6,735)  $  (19,895) $ (50,692)
                                  -----------------------------------

Weighted average
  common shares                    6,853,739    6,582,000  6,714,610
                                  -----------------------------------

Net income per share               $    (.00)  $     (.00)      (.01)

                                  -----------------------------------



------------------------------------------------------------------------------

                        EMERALD CAPITAL INVESTMENTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------



6. Stock Based
   Compensation
The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123) which established financial accounting and reporting standards for stock-based compensation. The new standard defines a fair value method of accounting for an employee stock option or similar equity instrument. This statement gives entities the choice between adopting the fair value method or continuing to use the intrinsic value method under Accounting Principles Board
(APB) Opinion No. 25 with footnote disclosures of the pro forma effects if the fair value method had been adopted. The Corporation has opted for the latter approach. Accordingly, no compensation expense has been recognized for the stock option plans. Had compensation expense for the Corporation's stock option plans been determined based on the fair value at the grant date for awards in 1999 and 1998 consistent with the provisions of SFAS No. 123, the Corporation's results of operations would have been reduced to the pro forma amounts indicated below:


                                           Years Ended
                                           December 31,
                                     ------------------------
                                         1999        1998
                                     ------------------------

Net loss - as reported               $  (6,735)    $ (19,895)
Net loss - pro forma                 $  (6,735)    $ (19,895)
Loss per share - as reported         $    (.00)    $    (.00)
Loss per share - pro forma           $    (.00)    $    (.00)
                                     ------------------------


The fair value of each option grant is estimated in the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                           December 31,
                                     ------------------------
                                         1999        1998
                                     ------------------------

Expected dividend yield              $    -0-      $    -0-
Expected stock price volatility           .01%          .01%
Risk-free interest rate                  4.50%         4.50%
Expected life of options                4 years      4 years
                                     ------------------------


------------------------------------------------------------------------------

The weighted average fair value of options granted during 1999 and 1998 are $.00 and $.00, respectively.

6. Stock Based Compensation Continued

The following table summarizes information about stock options outstanding at December 31, 1999:


                   Options Outstanding              Options Exercisable
-------------------------------------------------------------------------------
                         Weighted
                          Average
              Number     Remaining     Weighted     Number       Weighted
 Range of  Outstanding  Contractual     Average   Exercisable     Average
 Exercise      at          Life        Exercise       at         Exercise
 Prices     12/31/99      (Years)       Price      12/31/99        Price
-------------------------------------------------------------------------------

$   .25     1,100,000       4.0          .25       1,100,000     $   .25

-------------------------------------------------------------------------------

                    INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of CCC Globalcom, Inc.


We have audited the accompanying balance sheet of CCC Globalcom, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from August 9, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCC Globalcom, Inc. (a development stage company) as of December 31, 1999, and the results of its operations, stockholders' equity and cash flows for the period from August 9 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.



                                     TANNER + CO.


Salt Lake City, Utah
September 1, 2000

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                                        Balance Sheet
                                                    December 31, 1999
------------------------------------------------------------------------------






         Assets

Total assets                                                $     -
                                                            ------------

------------------------------------------------------------------------

         Liabilities and Stockholders' Equity

Total liabilities                                                 -
                                                            ------------

Stockholders' equity:
   Common stock, $0.0001 par value, 50,000,000 shares
     authorized; 17,500,000 shares issued and outstanding        1,750
   Deficit accumulated during the development stage             (1,750)
                                                            ------------

            Total stockholders' equity                            -
                                                            ------------

                                                            $     -
                                                            ============





------------------------------------------------------------------------------
See accompanying notes to financial statements.                       24

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                              Statement of Operations
              August 9, 1999 (Date of Inception) Through December 31,
------------------------------------------------------------------------------


                                                             Cumulative
                                                    1999      Amounts
                                                ------------------------

Revenues                                        $     -     $     -

General and administrative expenses                1,750        1,750
                                                ------------------------

   Loss before income taxes                       (1,750)      (1,750)

Income taxes                                          -           -
                                                ------------------------

   Net loss                                     $ (1,750)   $  (1,750)
                                                ========================

   Net loss per share - basic and diluted       $   (.00)   $    (.00)
                                                ========================

   Weighted average shares -
     basic and diluted                           17,500,000  17,500,000
                                                ========================






------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                   25

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                    Statement of Stockholders' Equity

         August 9, 1999 (Date of Inception) Through December 31, 1999
------------------------------------------------------------------------------




                                     Common Stock
                               ---------------------   Accumulated
                                   Shares     Amount     Deficit     Total
                               --------------------------------------------

Balance,
August 9, 1999                       -      $    -     $    -       $   -

Issuance of common stock for:
   Cash                         15,500,000     1,550        -         1,550
   Services                      2,000,000       200        -           200

Net loss                             -           -       (1,750)     (1,750)
                               --------------------------------------------

Balance,
December 31, 1999               17,500,000  $  1,750   $ (1,750)    $   -
                               --------------------------------------------



------------------------------------------------------------------------------


See accompanying notes to financial statements.
                                                                   26

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                              Statement of Cash Flows

  Period From August 9, 1999 (Date of Inception) Through December 31,
------------------------------------------------------------------------------



                                                             Cumulative
                                                     1999      Amounts
                                                  ----------------------
Cash flows from operating activities:
   Net loss                                       $  (1,750)  $ (1,750)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
   Common stock issued for services                     200        200
                                                  ----------------------

            Net cash used in
            operating activities                     (1,550)    (1,550)
                                                  ----------------------

Cash flows from financing activities-
proceeds from issuance of common stock                1,550      1,550
                                                  ----------------------

            Net cash provided by
            financing activities                      1,550      1,550
                                                  ----------------------

            Net increase in cash                        -          -

Cash, beginning of period                               -          -
                                                  ----------------------

Cash, end of period                               $     -    $     -
                                                  ======================


Supplemental disclosure of cash flow information:

                                                             Cumulative
                                                      1999     Amounts
                                                   ---------------------

Cash paid during the year for:
   Interest                                        $    -    $     -
                                                  ======================

   Income taxes                                    $    -    $     -
                                                  ======================


------------------------------------------------------------------------------

See accompanying notes to financial statements.
                                                                   27

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                         Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------



                                         Notes to Financial Statements
                                                     December 31, 1999
------------------------------------------------------------------------------


1.  Organization and Summary of Significant Accounting Policies Organization

CCC Globalcom, Inc. (a Texas corporation) (the Company) was organized on August 9, 1999, to offer communication services. As of December 31, 1999, the Company had not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Cash and Cash Equivalents
For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.


Income Taxes
Income taxes are determined in accordance with Statement of Financial Accounting Standards ("SFAS") 109, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets only if it is more likely than not that the asset will be realized in future years.


Loss Per Common and Common Equivalent Share The computation of basic earnings per common share is computed using the weighted average number of shares outstanding during the period.


The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

------------------------------------------------------------------------------

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                         Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------

1.  Organization and Summary of Significant Accounting Policies Continued
Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


2. Income Taxes
The difference between income taxes at statutory rates for the period from August 9, 1999 through December 31, 1999 and the amount presented in the financial statements is the increase in the tax valuation allowance, which offsets the income tax benefit of the net operating loss. A valuation allowance has been recorded to offset the deferred tax asset due to the uncertainty surrounding its realization.


Deferred tax assets consist of the following:


                                       December 31,
                                       ------------
                                           1999
                                       ------------

Operating loss carryforwards           $     500
Valuation allowance                         (500)
                                       ------------

                                       $      -
                                       ============



The Company has a net operating loss carryforward, which begins to expire in 2019. The amount of net operating loss carryforward that can be used in any one year will be limited by the applicable tax laws which are in effect at the time such carryforward can be utilized and any significant changes in the ownership of the Company.


------------------------------------------------------------------------------

                                                  CCC GLOBALCOM, INC.
                                         (A Development Stage Company)
                                         Notes to Financial Statements
                                                            Continued

------------------------------------------------------------------------------



3. Subsequent Events
In May, 2000, CCC Globalcom, Inc. (CCC) acquired Ciera Network Systems (Ciera), Inc., in exchange for 3,700,000 shares of CCC common stock. Ciera, an operating company, is a non-facilities based reseller of voice and data telecommunications.


In June, 2000, CCC entered into a reverse merger, whereby it became the acquired entity (the Acquiree). The terms of the agreement provide that the stockholders of the Acquiree received 30,250,000 shares (post reverse split) of Emerald Capital Investments, Inc. (Emerald) common stock. Emerald is a publicly held corporation. Immediately after, the reverse merger, Emerald changed its name to CCC Globalcom Corporation (Parent).


Because the shares issued in the acquisition of the Acquiree represent control of the total shares of Emerald's common stock issued and outstanding immediately following the acquisition, the Acquiree is deemed for financial reporting purposes to have acquired Emerald in a reverse acquisition. The business combination has been accounted for as a recapitalization of Emerald giving effect to the acquisition of 100% of the outstanding common shares of the Acquiree. The surviving entity reflects the assets and liabilities of Emerald and the Acquiree at their historical book value and the historical operations of the Company is that of the Acquiree's. The issued common stock is that of Emerald and the accumulated deficit is that of the Acquiree.


Also in June, 2000, subsequent to the reverse merger, Parent purchased the assets of Virtual Network & Co., which primarily consisted of a customer list.



------------------------------------------------------------------------------

Member American Institute of
Certified Public Accountants
    Division for CPA Firms

                            DAVID HAMBLIN
                     Certified Public Accountant
                   17625 El Camino Real, Suite 390
                        Houston, Texas 77058


To The Board of Directors
Ciera Network Systems, Inc.
Houston, Texas

I have audited to accompanying statement of balance sheet of Ciera Network Systems, Inc. as of December 31, 1999, and the related statements of income and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ciera Network Systems, Inc. at December 31, 1999, and the results of its operation and it cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ David E.  Hamblin
DAVID E. HAMBLIN
Certified Public Accountant

May 20, 2000

------------------------------------------------------------------------------

                           CIERA NETWORK SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999
------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS
      Cash and cash equivalents                       $     135,076
      Accounts receivable                                    22,182
      Inventory                                                 375
      Prepaid expense                                         2,358
                                                      ---------------
                              TOTAL CURRENT ASSETS    $     159,991


FIXED ASSETS (net)                                           80,508

DEPOSITS                                                      5,000
                                                      --------------
                                     TOTAL ASSETS     $     245,499
                                                      ==============


LIABILITIES AND EQUITY

CURRENT LIABILITIES
      Accounts payable trade                          $      54,293
      Payroll bonus accrual                                  62,000
      Customer deposits                                       1,625
      Notes payable                                          26,389
                                                      --------------
                        TOTAL CURRENT LIABILITIES           144,307

EQUITY
      Common stock                                              677
      Additional paid-in-capital                            828,323
      Accumulated deficit                                  (727,808)
                                                      --------------------
                                                            101,192
                                                      --------------------
                       TOTAL LIABILITIES AND EQUITY   $     245,499
                                                      ====================



See accompanying notes and auditors report


------------------------------------------------------------------------------

                           CIERA NETWORK SYSTEMS, INC.
             CONSOLIDATED STATEMENT OF INCOME AND ACCUMULATED DEFICIT
                          Year ended December 31, 1999
------------------------------------------------------------------------------



SALES                                                 $            51,301

COST OF SALES                                                      66,564
                                                             -----------------
                                    GROSS MARGIN                  (15,263)

RENT INCOME                                                        32,006

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      660,752
                                                             -----------------

                                                                 (644,009)

OTHER INCOME                                                        7,293
OTHER EXPENSE                                                     (91,092)

                                        NET LOSS                 (727,808)

RETAINED EARNINGS December 31, 1998                                  -
                                                             -----------------

            ACCUMULATED DEFICIT December 31, 1999      $         (727,808)
                                                             =================














See accompanying notes and auditors report.

------------------------------------------------------------------------------

                           CIERA NETWORK SYSTEMS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
      Net Loss                                                   (727,808)
      Adjustment to reconcile Net Loss to Cash
        Provided by Operating Activities

        Depreciation and amortization                              17,188

      (Increase) decrease in:
        Accounts receivable                                       (22,182)
        Inventory                                                    (375)
        Prepaid expense                                            (2,358)

      Increase (decrease) in:
        Accounts payable trade                                     54,293
        Payroll bonus accrual                                      62,000
        Customer deposits                                           1,625
                                                           ------------------
                                 NET CASH (USED IN)
                              OPERATING ACTIVITIES               (617,617)

CASH FLOWS FROM INVESTING ACTIVITIES

      Purchase of equipment                                       (97,696)
      Deposits                                                     (5,000)
                                  NET CASH (USED IN)
                                INVESTING ACTIVITIES             (102,696)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from equipment financing note                        8,500
      Proceeds from Shareholder loans                              20,000
      Proceeds from insurance premium financing                     3,527
      Repayment of equipment financing note                        (4,250)
      Repayment of insurance premium financing                     (1,388)
      Sale of Common Stock                                        829,000
                                                           -------------------
                               NET CASH PROVIDED BY
                                 FINANCING ACTIVITI               855,389

NET INCREASE IN CASH                                              135,076

BEGINNING BALANCE CASH AND CASH EQUIVALENTS                          -
                                                           -------------------

ENDING BALANCE CASH AND CASH EQUIVALENTS                   $      135,076
                                                           ===================
See accompanying notes and auditor's report.

------------------------------------------------------------------------------

                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING PROCEDURES

Nature of Operations

Ciera Network Systems, Inc. and subsidiary (The Company) is in the business of providing local telephone service, long distance telephone service, Internet Service, paging service and other enhanced communications services to small commercial and sophisticated residential customers.

Basis of Consolidation

Ciera Network Systems, Inc. was incorporated in the State of Texas on December 30, 1998. During 1999 Ciera Business Center, Inc. was created as a subsidiary corporation for the purpose of managing executive suites. The accompanying consolidated financial statements include the parent company and subsidiary, after elimination of intercompany accounts and transactions.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity at the date of purchase of three months or less.

Inventories

The Company does maintain paging equipment and cellular equipment for resale and lease to customers. Inventories, determined on first-in, first-out basis, are stated at the lower of cost or market.

Property and equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line methods for financial reporting purposes at rates based on the following useful lives:

                                               Years
                                             ---------
                  Furniture and fixtures        3-5
                  Office equipment              3-5
                  Computer equipment            3-5
                  Leasehold improvements         2

For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. Expenditures for major renewals and betterment's that extend the useful lives of


------------------------------------------------------------------------------

                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as they occur.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes using the asset and liability method as required by Statement of Financial Accounting Standards No. 109. Deferred income taxes are provided on temporary differences between book and tax income, arising primarily from the use of differing methods of depreciation, and providing an allowance for doubtful accounts, returns and discounts. An allowance is provided when it is more likely than not that the Company the benefits of a deferred tax asset will not be realize.


NOTE B - CASH AND CASH EQUIVALENTS

Cash and cash equivalents as December 31, 1999 include:

            Cash in bank                            12,477
            Cash in money market accounts          105,561
            Restricted cash                         17,000
                                                        38
                                                  ---------
                                                   135,076
                                                  ---------

A supplier has required a $ 17,000 letter of credit that was issued by a bank on June 24, 1999. The letter of credit expires June 30, 2000. Collateral for the letter of credit is a certificate of deposit in the amount of $ 17,000.

Interest and dividends earned on the money market account totaled $ 4,763 for the year ended December 31, 1999.


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



                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


NOTE C - ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 1999 include:

            Trade receivables - communications                      19,003
            Trade receivables - property management                  1,167
            Employee travel advance                                  3,500
                                                                   --------
                                                                    23,670
            Allowance for doubtful accounts                         (1,488)
                                                                   --------
                                                                    22,182

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications at December 31, 1999 as follows:

            Furniture and equipment            25,814                3,495
            Office equipment                    3,411                  697
            Computer equipment                 54,587                9,081
            Paging equipment                    4,276                  712
            Leasehold improvements              9,608                3,203
                                              --------             --------
                                               97,696               17,188
                                              ========             ========

Depreciation expense for the year ended December 31, 1999 totaled $17,188.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 1999 consist of:

            Trade accounts payable                                   27,341
            Accrued payroll taxes                                    11,585
            Accrued franchise taxes                                     907
            Accrued communications payable to
             regulatory agencies                                      5,835
            Accrued interest payable                                    600
            Trade payable with stock options                          8,025
                                                                     -------
                                                            $        54,293
                                                                     -------


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



                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


In exchange for legal services the Company has agreed to pay $ 8,205 in cash or Ciera Common Stock at a value of $ 0.60 per share (13,375 shares) at the option of the attorney, no later than November 30, 2003.

NOTE F - ACCRUED BONUS

Accrued bonus as of December 31, 1999 consist of:

            Bonus accrual - management              50,000
            Bonus accrual - staff                   12,000
                                                    ------
                                                    62,000
                                                    ------

NOTE G - NOTES PAYABLE

Notes payable as of December 31, 1999 consist of:

      Notes payable to company that holds lease from which
      Ciera Business Center, Inc. operates.  Original note in the amount of $ 8,500 dated June 29, 1999 payable in 12
      installments of $ 708.  Non interest bearing.                  4,250

      Note payable to stockholder dated October 29, 1999.
      Payable on demand and bearing interest at 12% per
      annum.                                                        10,000

      Note payable to stockholder dated October 29, 1999.
      Payable on demand and bearing interest at 12% per
      annum.                                                        10,000

      Note payable to insurance carrier.  Original balance of
            $ 3,527.  Dated August 1999.  Payable in monthly
            installments of $ 325 including interest.               2,139
                                                                ----------
                                                                $  26,389
                                                                ----------

NOTE H - STOCKHOLDER'S EQUITY

On December 28, 1998, the date of incorporation of Ciera Network Systems, Inc., the number of authorized shares of common stock was 100,000,000 shares at $
 .0001 par value and 50,000,000 shares of preferred at $ .01 par value.



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                                 38

                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


As of December 31, 1999, Ciera Network Systems, Inc. had issued and outstanding 6,767,055 shares of common stock, of which 1,362,460 shares were sold via the private placement memorandum at $ 0.50 per share. In a separate transaction, 2,278,289 shares were issued to Wireless Communications Technology, Inc. for its contributions to the formation of Ciera Network Systems, Inc.

     The  fair  market   value  of  the  shares  of  stock  issued  to  Wireless
Communications Technology, Inc. was determined to be as follows:

            Property and equipment                             $      9,800

            Fair value of cost expended in developing
            communication "bundling" concept                         90,200
                                                              ----------------
                                                               $    100,000
                                                              ----------------

Cost of developing the communication "bundling" concept in the amount of $ 90,200 have been expensed in the December 31, 1999 financial statements.

In connection with a private placement, 300,000 shares of warrants were issued to an investment company with an exercise price of $ 0.50 per share. The option expires on April 18, 2004 if not exercised sooner.

The Board has set aside 5,000,000 shares of common stock for issuance to employees for performance and as incentive to attract employees that Ciera desires.

NOTE I - INCOME TAXES

During this initial year of operation the Company has reported a loss in operations. The net operating loss will be carried forward to future years. Deferred tax benefits will not be recognized until such time as the recognition of these benefits is assured.

NOTE J - OPERATING LEASES

The company conducts operation from administrative facilities that are leased under an operating lease that expires in December 2000.

Future minimum rental payments required under the above operating lease as of December 31, 1999 are as follows:

                  December 31, 2000       $      80,400

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                                 39

                           CIERA NETWORK SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          Year ended December 31, 1999
------------------------------------------------------------------------------


A portion of this facility was utilized as executive suites to outside companies totaling $ 32,006 in revenues.

NOTE K - COMMITMENTS AND CONTINGENCIES

The Company has an agreement from a supplier to purchase long distance telephone services. The Contract has an aggregate minimum usage requirement. As of the date of this report, the contingent liability for the aggregate purchases under the minimum total $ 38,685. The original one-year contract period has expired and the agreement is continuing on a month-to-month basis. Management projects aggregate growth in the sale of long distance service and the potential of the service will not require this contingency to be paid.

NOTE L - SUBSEQUENT EVENTS

The Company has established a new corporation to develop a 'E-Commerce' operation. The Board has approved a 66.67% ownership and a $ 27,000 initial investment.

In May 2000, the Company signed a Letter of Intent to surrender all of the outstanding stock of Ciera Network Systems, Inc. and its subsidiaries in exchange for 3,700,000 common shares in the public company, CCC GlobalComCorp in an acquisition by merger. In addition, CCC GlobalComCorp will provide $ 1,000,000 for expansion of marketing activities of Ciera Network Systems, Inc. and subsidiaries.



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